UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
_________________________________________________________________

Date of Report (Date of earliest event reported):  November 7, 2012

Anaren, Inc.
_______________________________________________________
(Exact name of registrant as specified in charter)

New York	000-06620	16-0928561
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6635 Kirkville Road, East Syracuse, New York		13057
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (315) 432-8909

Not Applicable
_________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Shareholders (the “Annual Meeting”) of Anaren, Inc. (the “Company”) was held on November 7, 2012 in Littleton, Colorado.  At the Annual Meeting, the Company’s shareholders approved all of the items presented which included: (i) the election of three (3) directors, all of whom were then serving as directors of the Company; (ii) an advisory vote on Shareholder proposal to change the Company’s By-Laws to provide for majority voting in uncontested director elections; and (iii) the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending June 30, 2013.

Proposal Number 1- The following table reflects the tabulation of the votes with respect to each director who was elected at the Annual Meeting:

For term expiring at the Annual Meeting in 2015:	For	Withhold	Broker Non-Votes
Carl W. Gerst	6,578,635	4,987,312	1,489,366
Dale F. Eck	6,799,786	4,766,161	1,489,366
James G. Gould	6,655,163	4,910,784	1,489,366

Proposal Number 2- The following table reflects the tabulation of the votes with respect to the advisory vote on Shareholder proposal to change the Company’s By-Laws to provide for majority voting in uncontested director elections:

For	Against	Abstain	Broker Non-Votes
9,171,706	1,708,496	172,855	2,002,256

Proposal Number 3- The following table reflects the tabulation of the votes with respect to the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending June 30, 2013:

For	Against	Abstain	Broker Non-Votes
13,039,984	6,910	8,419	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATE:  November 9, 2012

ANAREN, INC.

By:   /s/ Lawrence A. Sala
Name:  Lawrence A. Sala
Title:    President and Chief Executive Officer